Exhibit 23.1

Deloitte Accountants B.V.
Flight Forum 1
5657 DA Eindhoven
PO Box 782
5600 AT Eindhoven
Netherlands

Tel: + 31 (040) 234 5000
Fax: + 31 (040) 234 5407
www.deloitte.nl
ASML Holding N.V.
De Run 6501
5504 DR VELDHOVEN

Date:	From:	Reference
November 2, 2007	P.J.M.A van de Goor	op 9935
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of ASML Holding N.V. and management’s report on the effectiveness of internal control over financial reporting dated January 26, 2007 appearing in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2006.
/s/ Deloitte Accountants B.V.

Member of
Deloitte Touche Tohmatsu